SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 3, 2006

Worldspan, L.P.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-109064 (Commission File Number)	31-1429198 (IRS Employer Identification No.)

300 Galleria Parkway, N.W., Atlanta, GA (Address of principal executive offices)		30339 (Zip Code)

Registrant’s telephone number, including area code: (770) 563-7400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01               Regulation FD Disclosure.

During the question and answer session held as part of the quarterly earnings call of Worldspan, L.P. (the “Company”) regarding the Company’s fourth quarter and full year 2005 results held on Friday, March 3, 2006, the Company’s Chief Financial Officer Kevin Mooney disclosed the Company’s current term loan balance under its senior credit facility of approximately $365 million.  As disclosed in the Company’s Form 10-K filed March 3, 2006, the Company’s term loan balance as of December 31, 2006 was approximately $371 million.  The lower current term loan balance is the result of a discretionary repayment made by the Company during the first quarter.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WORLDSPAN, L.P.

By:	/s/ Jeffrey C. Smith

Name:	Jeffrey C. Smith
Title:	General Counsel, Secretary and Senior Vice President—Human Resources

Dated: March 3, 2006